EXHIBIT 10.06

FIRST AMENDMENT

This First Amendment (the “First Amendment”) is made and entered into as of this 31 day of August, 2009 (the “First Amendment Effective Date”) and amends the Amended and Restated Employment Agreement dated as of September 29, 2008 (the “Employment Agreement”), by and between NEW FRONTIER MEDIA, INC. (“NFM”) and MARC CALLIPARI (“Executive”).  Unless otherwise defined herein, all capitalized terms used shall have the meaning ascribed to them in the Employment Agreement.

In consideration of the foregoing, and other good and valuable consideration, including Executive’s continued employment with NFM, the receipt and sufficiency of which are hereby acknowledged, Executive and NFM hereby agree as follows:

I.              AMENDMENTS TO AGREEMENT

Section 1 “Term” is hereby amended by deleting such section in its entirety and replacing the same with the following:

“The Term of this Agreement shall begin as of the First Amendment Effective Date and shall continue until midnight on August 31, 2012, or such other date as the Agreement is terminated by either party as hereinafter provided (the “Term”).

II.            GENERAL PROVISIONS

All other terms and conditions of the Employment Agreement that have not been specifically amended herein shall remain in full force and effect.  This First Amendment, together with the Employment Agreement, contains all of the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof.  All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this First Amendment or the Employment Agreement not expressly set forth in this First Amendment or the Employment Agreement are of no force or effect.  Any waiver, alteration or modification of any of the terms of this First Amendment shall be valid only if made in writing and signed by both parties hereto. This First Amendment may be executed in up to two counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

NEW FRONTIER MEDIA, INC.		EXECUTIVE

By:	/s/ Michael Weiner	By:	/s/ Marc Callipari
Name: Michael Weiner		Name: Marc Callipari
Title: Chief Executive Officer